Exhibit 1.1

The Corporations Act/
Loi sur les corporations

APPLICATION FOR SUPPLEMENTARY CERTIFICATE OF REGISTRATION
DEMANDE DE CERTIFICAT SUPPLÉMENTAIRE D'ENREGISTREMENT

Manitoba

The Corporations Act /
Loi sur les corporations

SUPPLEMENTARY CERTIFICATE OF REGISTRATION / CERTIFICAT SUPPLÉMENTAIRE D'ENREGISTREMENT

DATED / FAIT LE 23 FEB / FEV 2006

DIRECTOR, CORPORATIONS BRANCH /
DIRECTEUR, DIRECTION DES CORPORATIONS

1. Name of body corporate (after continuance, change of name or amalgamation)
Dénomination sociale (aprés la prorogation, le changement de dénomination ou la fusion)

IMRIS INC.

2. Date of continuance, change of name or amalgamation
Date de la progogation, du changement de dénomination ou de la fusion

December 31, 2005

3. Registered office address in current jurisdiction (include postal code) /
Adresse actuelle du bureau enregistré (inclure le code postal)

1700-360 MAIN STREET
WINNIPEG MB R3C 3Z3

COMPLETE ONLY ITEM 4, 5, 6 OR 7.
REMPLIR UNIQUEMENT LA RUBRIQUE 4, 5, 6 OU 7.

4. CONTINUANCE / PROROGATION

a) If change of name occurred, current name on record in Manitoba /
S'il y a eu un changement de dénomination, indiquer la dénomination actuelle au Manitoba

b) Business number / Numéro d'entreprise

c) New jurisdiction and governing statute / Nouvelles autorité législative et loi régissant la corporation

5. CHANGE OF NAME / CHANGEMENT DE DÉNOMINATION

a) Current name in Manitoba / Dénomination sociale actuelle au Manitoba

b) Business number / Numéro d'entreprise

FORM 6 / FORMULE 6

6. AMALGAMATION / FUSION

a) Jurisdiction of amalgamation / Autorité legislative où la fusion a eu lieu

CANADA

b) Names of **all** amalgamating bodies corporate Nom de **toutes** les personnes morales fusionnantes	c) Business Number (for bodies corporate registered in Manitoba) Numéro d'entreprise (pour les personnes morales enrregistrées au Manitoba)
IMRIS INC.	**838484343**
INNOVATIVE MAGNETIC RESONANCE IMAGING SYSTEMS INC.	**890463961**

d) Business Number of amalgamated corporation (if already assigned) / Numéro d'entreprise de la corporation issue de la fusion (s'il a déjà été attribué)

838484343

7. CORRECTION OF ERROR IN PREVIOUS APPLICATION / CORRECTION D'UNE ERREUR DANS UNE DEMANDE ANTÉRIEURE

a) Business number / Numéro d'entreprise

b) Date of application being corrected / Date de la demande rectifiée

c) Details / Détails

Date / Date	Signature /Signature	Office Held / Poste
February 20, 2004	[signature]	Secretary

FORM 6 / FORMULE 6

OFFICE USE ONLY / RÉSERVÉ À L'ADMINISTRATION

Corporation Number / N° de la corporation 5259038

Industry Canada | Industrie Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

IMRIS INC.

Name of corporation-Dénomination de la société

434265-8

Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act,* of the corporations set out in the attached articles of amalgamation.

Je certifie que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions,* des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Richard G. Shaw
Director - Directeur

December 31, 2005 / le 31 décembre 2005

Date of Amalgamation - Date de fusion

Canada

Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 9
ARTICLES OF AMALGAMATION
(SECTION 185)

FORMULAIRE 9
STATUTS DE FUSION
(ARTICLE 185)

1 - Name of the Amalgamated Corporation — Dénomination sociale de la société issue de la fusion

IMRIS INC.

2 -- The province or territory in Canada where the registered office is to be situated — La province ou le territoire au Canada où se situera le siège social

Manitoba

3 -- The classes and any maximum number of shares that the corporation is authorized to issue — Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The annexed Schedule I is incorporated in this form.

4 -- Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu

The annexed Schedule 2 is incorporated in this form.

5 -- Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum 1 – Maximum 10

6 -- Restrictions if any on business the corporation may carry on — Limites imposées à l'activité commerciale de la société, s'il y a lieu

The annexed Schedule 3 is incorporated in this form.

7 -- Other provisions, if any — Autres dispositions, s'il y a lieu

The annexed Schedule 4 is incorporated in this form.

8 -- The amalgamation has been approved pursuant to that section of subsection of the Act which is indicated as follows: — La fusion a été approuvée en accord avec l'article ou le paragraphe de la Loi indiqué ci-après

- [X] 183
- [ ] 184(1)
- [ ] 184(2)

9 -- Name of amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No N° de la société	Signature	Date	Title Titre	Tel. No. N° de tél.
IMRIS INC.	639412-4	[signature]	Dec 21/05	President	204-480-7070
INNOVATIVE MAGNETIC RESONANCE IMAGING SYSTEMS INC.	3501515	[signature]	Dec 21/05	President	204-480-7070

[illegible]

COURRIER_CORP
23 DEC '05 10:45

IC 3190 (2003/06)

Canada

SCHEDULE/ANNEXE 1

The Corporation is authorized to issue an unlimited number of Common Shares for an unlimited consideration.

SCHEDULE/ANNEXE 2

Subject to the provisions of any shareholder agreement to which the Corporation is a party, no share of the Corporation shall be transferred without the consent of a majority of the Directors of the Corporation, expressed by written instrument.

SCHEDULE/ANNEXE 3

None

SCHEDULE/ANNEXE 4

1.	The number of Shareholders of the Corporation, exclusive of person who are employed by the Corporation and exclusive of person who, having been formerly employed by the Corporation, were, while so employed and have continued after the termination of that employment to be, Shareholders of the Corporation, is limited to not more than fifty (5), two (2), or more person who are joint registered owners of one (1) or more shares being counted as one (1) Shareholders.

2.	Any invitation of the public to subscribe for securities of the Corporation is prohibited.